     As filed with the Securities and Exchange Commission on June 29, 2000


                                           REGISTRATION STATEMENT NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                          INTERSTATE HOTELS CORPORATION
             (Exact name of Registrant as specified in its charter)

        MARYLAND                                       75-2767215
(State of incorporation)                 (I.R.S. Employer Identification Number)

                      680 ANDERSEN DRIVE, FOSTER PLAZA TEN
                         PITTSBURGH, PENNSYLVANIA 15220
                                 (412) 937-0600
               (Address, including zip code, and telephone number,
        including area code, of Registrant"s principal executive offices)


                          INTERSTATE HOTELS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                            -------------------------

                                THOMAS F. HEWITT
                             CHIEF EXECUTIVE OFFICER
                            AND CHAIRMAN OF THE BOARD
                          INTERSTATE HOTELS CORPORATION
                      680 ANDERSEN DRIVE, FOSTER PLAZA TEN
                         PITTSBURGH, PENNSYLVANIA 15220
                                 (412) 937-0600

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          ----------------------------

                                 With a copy to:
                             Timothy Q. Hudak, Esq.
                          Interstate Hotels Corporation
                      680 Andersen Drive, Foster Plaza Ten
                         Pittsburgh, Pennsylvania 15220
                                 (412) 937-0600

                          -----------------------------


                         CALCULATION OF REGISTRATION FEE


============================================================================================================================

 Title of Securities Being         Amount to be           Proposed Maximum          Proposed Maximum          Amount of
         Registered                 Registered        Offering Price Per Share  Aggregate Offering Price  Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Interests in the Interstate       Indeterminate                 N/A                       N/A                    N/A
Hotels Corporation Employee
Stock Purchase Plan
============================================================================================================================

================================================================================

                                EXPLANATORY NOTE

         The securities registered pursuant to this Form S-8 consist solely of interests in the Interstate Hotels Corporation Employee Stock Purchase Plan (the "Plan"). Shares of Class A common stock of Interstate Hotels Corporation (the "Company") issuable pursuant to the Plan were registered pursuant to a Form S-8 filed with the Securities and Exchange Commission on September 30, 1999.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The Company hereby incorporates by reference the documents listed in
(a) through (d) below, which have previously been filed with the Securities and Exchange Commission.

         (a) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999;

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000;

         (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999; and

         (d) The description of the Company's common stock contained in its Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 2, 1999, as amended, under
                  Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

         In addition, all documents subsequently filed with the Securities and Exchange Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         In accordance with the General Corporation Law of the State of Maryland (the "MGCL"), Article XI of the Company's Articles of Incorporation, as amended (the "Articles"), provides that, to the fullest extent permitted under the MGCL (as currently in effect or as amended from time to time), no director or officer of the Company shall be liable to the Company or its stockholders for monetary damages.

         Article VII of the Company's Amended and Restated By-laws provides that the Company shall indemnify, to the full extent authorized or permitted by Maryland statutory or decisional law or any other applicable law, any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate is or was a director or officer of the Company or any predecessor of the Company, or is or was serving at the request of the Company or any predecessor of the Company as a director or officer of, or in any other capacity with respect to, any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, including the advancement of expenses under such law.

         The Company also carries standard directors' and officers' liability insurance covering its directors and officers.

Item 8.  Exhibits.

         The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibits
--------

     4.1 Interstate Hotels Corporation Employee Stock Purchase Plan (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999)

     5.1 Opinion of Jones, Day, Reavis & Pogue as to the legality of the securities being registered

    23.1          Consent of Jones, Day, Reavis & Pogue (included in
                  Exhibit 5.1)

    23.2          Consent of PricewaterhouseCoopers LLP

    24.1 Powers of Attorney (included on the signature page of this registration statement)

Item 9.  Undertakings.

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on June 29, 2000.

                              INTERSTATE HOTELS CORPORATION


                              By: /s/ J. William Richardson
                                 ------------------------------------------
                                 J. William Richardson
                                 Vice Chairman and Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Interstate Hotels Corporation, hereby constitute Thomas F. Hewitt and J. William Richardson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Interstate Hotels Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2000.

      SIGNATURE                               CAPACITY
      ---------                               --------

/s/ Thomas F. Hewitt
----------------------------    Chairman of the Board of Directors and
Thomas F. Hewitt                Chief Executive Officer
                                (Principal Executive Officer)


/s/ J. William Richardson
----------------------------    Vice Chairman and Chief Financial Officer
J. William Richardson           (Principal Financial and Accounting Officer)


/s/ Michael L. Ashner
----------------------------    Director
Michael L. Ashner


/s/ Benjamin D. Holloway
----------------------------    Director
Benjamin D. Holloway


/s/ Stephen P. Joyce
----------------------------    Director
Stephen P. Joyce


/s/ Phillip H. McNeill, Sr.
----------------------------    Director
Phillip H. McNeill, Sr.


/s/ Anne L. Raymond
----------------------------    Director
Anne L. Raymond

                                  EXHIBIT INDEX


Exhibit No.                         Description
-----------                         -----------

      4.1 Interstate Hotels Corporation Employee Stock Purchase Plan (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999)

      5.1 Opinion of Jones, Day, Reavis & Pogue as to the legality of the securities being registered

     23.1      Consent of Jones, Day, Reavis & Pogue (included in
               Exhibit 5.1)

     23.2      Consent of PricewaterhouseCoopers LLP

     24.1 Powers of Attorney (included on signature page of this registration statement)